Exhibit 1.1

Apartment Income REIT Corp.

$500,000,000

Shares of Class A Common Stock,

par value $0.01 per share

Equity Distribution Agreement

May 6, 2022

[BANK]

[ADDRESS]

As Agent [and Forward Seller]

[[BANK AFFILIATE]

[ADDRESS]

As Forward Purchaser]

Ladies and Gentlemen:

Each of Apartment Income REIT Corp., a Maryland corporation (the “Company”), and Apartment Income REIT, L.P., a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with [[•] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and] [•] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, the “Agent” [and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”]), as stated in this equity distribution agreement (as the same may be amended or supplemented from time to time, this “Agreement”) as follows:

It is understood and agreed by the parties hereto that if Shares (as defined below) are offered or sold through the Agent acting as Forward Seller, then the Agent, as Forward Seller, shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Shares. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (each, a “Separate Distribution Agreement” and, collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with each of [•], [•], [•], [•], [•], [•], [•] and [•] (and, as applicable, their respective affiliates) (each in its capacity as agent and/or principal, forward seller and/or forward purchaser thereunder, an “Alternative Sales Agent”) for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agent of Shares on the terms set forth in the applicable Separate Distribution Agreement. The Company and the Operating Partnership may also in the future enter into one or more additional equity distribution agreements for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time of the Shares, each of which will be deemed to be a Separate Distribution Agreement upon execution thereof. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Separate Distribution Agreements (collectively, the “Distribution Agreements”) shall not exceed the Maximum Program Amount.

1. Description of Shares. The Company proposes to issue and sell, in the manner contemplated by this Agreement, shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $500,000,000 (the “Shares”) (including shares sold pursuant to any Separate Distribution Agreements), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares offered by the Company pursuant to any effective Placement Notice (as defined in Section 3(a)) upon the terms and subject to the conditions contained herein and therein. The Forward Seller shall be acting as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein. The Company agrees that whenever it determines to sell the Shares directly to the Agent as principal (each such transaction, a “Principal Transaction”), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(m) of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Agent, the Forward Seller and the Forward Purchaser as of the date of this Agreement, at each Applicable Time and at each Settlement Date, as set forth below:

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission the Registration Statement (File Number 333-261445) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, at each Applicable Time and at each Settlement Date became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Agent, the Forward Seller and the Forward Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agent, the Forward Seller and the Forward Purchaser prior to the Execution Time, at each Applicable Time and at each Settlement Date. The Registration

Statement, at the Execution Time, at each Applicable Time, on each Settlement Date, at each Time of Delivery, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement and/or any Separate Distribution Agreement, the Company shall file a new registration statement on Form S-3 with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable but in any event prior to the sale of such Shares. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, as of the date of this Agreement, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), as of the date of this Agreement, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). For purposes of this Agreement, the only information so furnished shall be the information identified in the last sentence of Section 7(b).

(d) As of the date of this Agreement, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for use therein. For purposes of this Agreement, the only information so furnished shall be the information identified in the last sentence of Section 7(b).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and at the times specified in the Securities Act in connection with the sale of the Shares (with such time being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g) Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for use therein. For purposes of this Agreement, the only information so furnished shall be the information identified in the last sentence of Section 7(b).

(h) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i) The Company has not entered into any sales agency agreements or other similar arrangements (other than this Agreement and any Separate Distribution Agreements) with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act that is currently in effect.

(j) Except as provided for in this Agreement or any Separate Distribution Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or any Separate Distribution Agreement.

(k) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (c) except for regular quarterly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, in all material respects.

(m) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (iii) each other “significant subsidiary” (as defined in Rule 405 under the Act and for purposes of such definition, the most recently completed fiscal year shall be the most recently completed fiscal year for which the Company has filed an Annual Report on Form 10-K) of the Company (collectively, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, (iv) each of the Company, the Operating Partnership and the Significant Subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (v) each of the Company, the Operating Partnership and the Significant Subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction that requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or formed or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(n) All of the issued and outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except to the extent that such perfected security interest or any other security interests, claims, liens or encumbrances would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) All of the issued and outstanding shares of capital stock, partnership interests, limited liability company interest, membership units or similar interests of the Company’s Significant Subsidiaries, other than the Operating Partnership, have been duly authorized and validly issued and, in the case of outstanding shares of capital stock, are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding capital stock, partnership interests, limited liability company interests, membership units or similar interests of the Company’s Significant Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except to the extent that such perfected security interest or any other security interests, claims, liens or encumbrances would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) The Shares, the Forward Settlement Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company are, and, when the Shares or Forward Settlement Shares, as applicable, have been delivered and paid for in accordance with this Agreement on any Settlement Date, such Shares or Forward Settlement Shares, as applicable, will have been, validly issued, fully paid and nonassessable and will, on any Settlement Date, conform, in all material respects, to the information in the Registration Statement, the Disclosure Package and the Prospectus and to the description of such Shares or Forward Settlement Shares contained therein; the stockholders of the Company have no preemptive rights with respect to the Shares or the Forward Settlement Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the amended and restated charter, as supplemented, of the Company, as supplemented, amended and/or restated, the amended and restated bylaws of the Company, as amended and/or restated, and with any requirements of the New York Stock Exchange

(the “NYSE”). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(q) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the heading “Description of AIR Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(r) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Any Forward Contract and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company, the Company has full right, power and authority to execute and deliver any Forward Contract and perform its obligations thereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of any Forward Contract and the consummation by it of the transactions contemplated thereby will have been duly and validly authorized and any Forward Contracts will have been duly authorized, executed and delivered by the Company.

(s) The Company is not, nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(t) Intentionally omitted.

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company or the Operating Partnership, as applicable, of the transactions contemplated by this Agreement, and in the case of the Company, any Forward Contract or any Terms Agreement, or in connection with the offering, issuance or sale by the Company of the Shares hereunder or thereunder, except (i) such as have been obtained or made under the Act and the Exchange Act, (ii) such as may be required under the NYSE and the Financial Industry Regulatory Authority (“FINRA”), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares in the manner contemplated herein and in the Disclosure Package and the Prospectus, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the applicable Settlement Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein.

(v) Neither the issuance and sale of the Shares (nor the issuance and delivery of any Forward Settlement Shares) by the Company, nor the consummation by the Company or the Operating Partnership, as applicable, of the transactions contemplated by this Agreement, and in the case of the Company, any Forward Contract or any Terms Agreement, or in connection with the offering, issuance or sale by the Company of the Shares hereunder or thereunder contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, including the Operating Partnership, pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein.

(w) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company or the Operating Partnership have rights to the registration of such securities under the Registration Statement.

(x) The consolidated financial statements and schedules of the Company, the Operating Partnership and their consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement, together with the related notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and the Operating Partnership, as applicable, as of the dates and for the periods indicated, comply, in all material respects, as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Operating Partnership, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein.

(z) (i) The Company or its subsidiaries has good and valid title (fee or leasehold) to all of the real properties described in the Disclosure Package and the Prospectus as owned by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (x) are described in the Registration Statement, the Disclosure Package and the Prospectus, (y) are Permitted Encumbrances or (z) do not materially and adversely affect the use, operation or ownership of, or leasehold interest in, such Properties; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package or the Prospectus are disclosed therein; (iii) each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), other than non-compliance that would not render a material portion of such Property unusable for its current or intended purpose; (iv) the Company has not received written notice of any and, to the Company’s knowledge, there are no pending or threatened, condemnation proceedings that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (v) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (vi) neither the Company nor any of its subsidiaries is in default under any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, where such default (in any of the above) would reasonably be expected to have a Material Adverse Effect.

(aa) Neither the Company nor any subsidiary is in violation of or default under (i) any provision of its organizational documents, except in the case of subsidiaries of the Company that are not Significant Subsidiaries of the Company for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein.

(bb) Deloitte and Touche LLP and Ernst & Young LLP, who have certified certain financial statements of the Company, the Operating Partnership and their consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and the Operating Partnership within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(cc) Intentionally omitted.

(dd) Each of the Company and its subsidiaries has timely filed all U.S. federal income and other material federal, state, local and non-U.S. tax returns required to be filed by applicable law or has requested extensions thereof, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local, or non-U.S. tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid (within the time and in the manner prescribed by law) all taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of its applicable subsidiaries has established on its books and records adequate reserves in accordance with U.S. generally accepted accounting principles, or those that would not have a Material Adverse Effect.

(ee) Commencing with its initial taxable year ended December 31, 2020, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s method of operation as set forth in the Registration Statement, the Disclosure Package and the Prospectus enables it to meet the requirements for qualification and taxation as a REIT under the Code.

(ff) The Operating Partnership has been properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof; and each of the other subsidiaries of the Company that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election or a REIT election has been made or will be made) has been properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(gg) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or tenants except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(hh) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, Properties, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, partnership interests, limited liability company interests, membership units or similar interests, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (vi) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(jj) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would be expected to have a Material Adverse Effect.

(kk) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv)

the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal control over financial reporting is effective. The Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(ll) The Company and its subsidiaries, taken as a whole, maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective.

(mm) None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to own the Properties and to conduct their respective businesses other than non-compliance that would not reasonably be expected to have a Material Adverse Effect and (iii) have not received notice of any actual or potential liability under any Environmental Law from any federal, state or local governmental authority. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Company in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to any Plan that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(pp) As of the date hereof, the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and rules and regulations applicable to them promulgated thereunder or are implementing the provisions thereof that are in effect and with which the Company and its subsidiaries are required to comply.

(qq) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s business, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s and its subsidiaries’ businesses, directly or indirectly, that would result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries.

(rr) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(ss) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or would result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(tt) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (which, at the time of this Agreement, include Crimea, Cuba, Iran, North Korea, Russia and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(uu) None of the Company or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(vv) Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K includes the significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X as of the date of the Company’s most recently filed Annual Report on Form 10-K.

(ww) Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xx) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the States of Maryland, Delaware or New York or under the laws of their jurisdictions of formation or incorporation.

(yy) As of the date hereof, neither the Company nor the Operating Partnership has outstanding any debt securities rated by a “nationally recognized statistical rating organization” (as defined in Rule 436(g) under the Exchange Act).

(zz) The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(aaa) The Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) are, to the Company’s knowledge, free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries, except in the case of (i) and (ii) as has been disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Company, no third party has breached or compromised the integrity or security of the Company IT Systems in a manner which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company makes no representation in this Section 2(aaa) regarding the computer systems, networks, hardware, software, databases, websites, and equipment used by the Company’s third party operators and managers.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent, the Forward Seller or the Forward Purchaser, or to counsel for the Agent, the Forward Seller or the Forward Purchaser, in connection with this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, respectively, as to matters covered thereby, to the Agent, the Forward Seller and the Forward Purchaser.

3. Placements; Sale and Delivery of Shares; Settlement.

(a) On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 6 have been satisfied and (ii) solely with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may (x) in the case of an Issuance, deliver a notice to the Agent for the issuance and sale of Shares hereunder (each, a “Placement”) or (y) in the case of a Forward, deliver a notice to the Forward Seller and the Forward Purchaser, in each case, subject to paragraph (d) below, in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, in each case which notice shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a notice under either clause (x) or clause (y), a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the Agent or the Forward Seller and the Forward Purchaser set forth on Exhibit B, in each case, as such Exhibit B may be amended by written notice from the Company, the Agent, the Forward Seller or the Forward Purchaser, as the case may be, from time to time. With respect to a Placement Notice for an Issuance, if the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion), the Agent will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Business Day immediately following the Business Day on which such Placement Notice was delivered to the Agent, issue to the Company, subject to paragraph (d) below, a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B, indicating the Agent’s acceptance of the terms of the Placement Notice. The Placement Notice shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (4) this Agreement has been terminated under the provisions of Section 6 or 8 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 3(v) below. With respect to an Issuance, it is expressly acknowledged and agreed that the Company and the Agent will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent accepts the terms of such Placement Notice, and then only upon the terms specified in the Placement Notice and this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to an Issuance, the terms of such Placement Notice will control.

(b) With respect to a Placement Notice for a Forward, if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Business Day immediately following the Business Day on which such Placement Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit B, setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 6 or 8 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 3(v) below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c) (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and the Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered by the Company relating to a “Forward” hereunder or any “Forward” under any Separate Distribution Agreements, would result in the sum of the number of Shares issued under all Forward Contracts (entered into in connection with any Distribution Agreements) that have settled, plus the aggregate Capped Number under all Forward Contracts (entered into in connection with any Distribution Agreements) then outstanding or to be entered into between the Company and the Forward Purchaser (or any forward purchaser in connection with any Separate Distribution Agreement) exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered with respect to an Issuance by the Company or an Agent pursuant to this Section 3 may be delivered by telephone from any of the individuals from the Company or the Agent, as applicable, set forth on Exhibit B to any of the individuals from the Agent or the Company, as applicable, set forth on Exhibit B (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to all of the individuals from the Company and such Agent set forth on Exhibit B (as such Exhibit B may be amended from time to time), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. Any Placement Notice for purposes of an Issuance can be provided in accordance with this Section 3(d).

(e) Subject to the provisions of Section 3(n), upon the effectiveness of a Placement Notice with respect to an Issuance, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell the Issuance Shares up to the amount specified in and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation by email (or other method mutually agreed to in writing by the Company) to all of the individuals at the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to the Agent pursuant to this Section 3(e) with respect to such sales, and the Net Proceeds (as defined in Section 3(o)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 3(o)) from the Gross Proceeds (as defined in Section 3(o)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales.

(f) Subject to the provisions of Section 3(q) and the Master Forward Confirmation, upon the effectiveness of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(g) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(v) or the Forward Contract or this Agreement is terminated pursuant to Section 6 or Section 8 hereof), the Forward Purchaser (or its designee or agent) shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(h) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation.

(i) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement, together with all sales of Shares under each of the Separate Distribution Agreements (including any terms agreements thereunder) exceed (i) the Maximum Program Amount or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and each Separate Distribution Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent or the Forward Seller, as applicable, in writing.

(j) The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one Agent, Forward Seller or Alternative Sales Agent on any single given day, and the Company shall in no event request or allow more than one Agent, Forward Seller or Alternative Sales Agent to sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Common Stock under any other sales agency agreements or other similar arrangements on such day.

(k) If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify every other party to this Agreement and sales of the Shares under this Agreement, any Terms Agreement, any Separate Distribution Agreement (including any terms agreement pursuant thereto) or any Forward Contract (including under any Separate Distribution Agreement) shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(l) Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Agent and the Forward Seller shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(m) If the Company wishes to issue and sell the Shares pursuant to this Agreement through a Principal Transaction, it shall notify the Agent of the proposed terms of such Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(n) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a Terms Agreement and subject to this Section 3.

(o) On each Issuance Settlement Date, the Shares sold through or to the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) as mutually agreed between the Company and the Agent, the Gross Proceeds from the sale of such Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by the Agent at which such Shares were sold. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less (x) the Agent’s commission, discount or other compensation payable by the Company pursuant to this Section 3 or pursuant to the relevant Terms Agreement and (y) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; provided, however that, with respect to clause (y), the Agent shall notify the Company as promptly as practicable if any such deduction will be required. In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 3 or pursuant to the relevant Terms Agreement and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall be set forth and invoiced in a periodic statement from the Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(p) On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7 hereof, it will (i) indemnify the Agent and hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(q) On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and the Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.

(r) On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(s) The Shares shall be in such denominations and registered in such names as the Agent or the Forward Seller, as applicable, may request in writing at least one full Business Day before the Settlement Date. The Company or the Forward Purchaser (or its designee or agent), as applicable, shall deliver the Shares through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent or the Forward Seller, as applicable, shall otherwise instruct.

(t) The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.

(u) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given in writing (including by email correspondence or any other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and none of the Agent, the Forward Seller or the Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) except as provided in the immediately succeeding sentence, at any time during the period commencing on and including the fifth Business Day (the “Blackout Commencement Time”) prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (the “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement or (ii) during any other period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information. If the Company wishes to offer, sell or deliver Shares at any time during the period from and including a Blackout Commencement Time through and including the time that is 24 hours after the corresponding Filing Time, and if, following the applicable Blackout Commencement Time, the Company shall (i) prepare and deliver to the Agent, the Forward Seller and the Forward Purchaser (with a copy to counsel to the Agent, the Forward Seller and the Forward Purchasers) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, (ii) provide the Agent, the Forward Seller and the Forward Purchaser with the certificates, opinions and letters of counsel and accountants’ letters called for by Sections 4(k), (l), (m), (n) and (p) hereof, (iii) afford the Agent, the Forward Seller and the Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 4(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (i) of the first sentence of this Section 3(u) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any certificates, opinions and letters of counsel and accountants’ letters pursuant to this Section 3(u) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver the certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(k), Section 4(l), Section 4(m), Section 4(n) and Section 4(p) hereof, and (B) this Section 3(u) shall in no way affect or limit the operation of clause (i) of the first sentence of this Section 3(u), which shall have independent application.

(v) The Company, the Agent, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other parties set forth on Exhibit B (as such Exhibit B may be amended from time to time), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Agent, the Forward Seller and the Forward Purchaser agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way affect such party’s right to suspend the sale of Shares hereunder.

4. Agreements. The Company covenants with each of the Agent, the Forward Seller and the Forward Purchaser as follows:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement related to the offering or sale of the Shares (including the Prospectus Supplement) to the Base Prospectus (in each case, excluding any documents incorporated by reference therein) or any Rule 462(b) Registration Statement unless the Company has furnished to the Agent, the Forward Seller and the Forward Purchaser a copy of such amendment or supplement or Rule 462(b) Registration Statement for its review prior to filing and will not file any such proposed amendment or supplement or Rule 462(b) Registration Statement to which the Agent, the Forward Seller or the Forward Purchaser reasonably objects. The Company has properly prepared the Prospectus Supplement, in a form approved by the Agent, the Forward Seller and the Forward Purchaser, and will file such Prospectus Supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) on the date of this Agreement and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agent, the Forward Seller and the Forward Purchaser, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agent, the Forward Seller and the Forward Purchaser of such timely filing. The Company will promptly advise the Agent, the Forward Seller and the Forward Purchaser (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule

462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement related to the offering and sale of the Shares shall have been filed or become effective (other than any documents incorporated by reference therein), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs or circumstance exists as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Agent, the Forward Seller and the Forward Purchaser so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Agent, the Forward Seller and the Forward Purchaser in such quantities as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs or circumstance exists as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Agent, the Forward Seller and the Forward Purchaser of any such event, (ii) prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration

Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any such supplemented Prospectus to the Agent, the Forward Seller and the Forward Purchaser in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Agent, the Forward Seller and the Forward Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Agent, the Forward Seller and the Forward Purchaser and counsel for the Agent, the Forward Seller and the Forward Purchaser, without charge, copies of the signed Registration Statement (including exhibits thereto), upon request, and so long as delivery of a prospectus by the Agent, the Forward Seller, the Forward Purchaser or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto (in each case, other than any documents incorporated by reference therein) as the Agent, the Forward Seller or the Forward Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agent, the Forward Seller or the Forward Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject it or its subsidiaries to taxation, in each case, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Agent or the Forward Seller, as applicable, and the Agent or the Forward Seller, as applicable, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agent or the Forward Seller, as applicable, or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) During any period beginning on the date the Company delivers a Placement Notice and ending on the earlier of (i) the applicable Settlement Date related to such Placement Notice and (ii) the earlier withdrawal by the Company or rejection by the Agent or the Forward Seller of such Placement Notice, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of any other shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction without (i) giving the Agent, the Forward Seller and the Forward Purchaser at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agent, the Forward Seller and the Forward Purchaser suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agent, the Forward Seller and the Forward Purchaser in light of the proposed transaction; provided, however, that, subject to and in compliance with Section 3(j), the Company may issue and sell Common Stock pursuant to this Agreement and any Terms Agreement, any Separate Distribution Agreement and any terms agreement pursuant thereto and any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company and the Company may issue Common Stock upon the conversion, redemption or exchange of securities of the Company or the Operating Partnership or upon the exercise of warrants, and the Operating Partnership may issue and sell any securities; it being understood that the foregoing limitation shall not be applicable if the Company has provided notice to the Agent, the Forward Seller and the Forward Purchaser of a suspension of sales hereunder pursuant to Section 3(v) hereof.

(i) Neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares nor (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement, any Terms Agreement or any Separate Distribution Agreement and any terms agreement pursuant thereto) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent, the Forward Seller and the Forward Purchaser promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter and other document provided to the Agent, the Forward Seller or the Forward Purchaser pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement or any Separate Distribution Agreement (and upon the recommencement of the offering of the Shares under this Agreement or any Separate Distribution Agreement following the termination of a suspension of sales hereunder or thereunder, as applicable), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented

(other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, and any Current Report on Form 8-K that files financial statements that are incorporated by reference into the Registration Statement (other than, for the avoidance of doubt, all financial information “furnished” to the Commission pursuant to Item 2.02 or 7.01 of Form 8-K), (iii) the Company delivers Shares to the Agent as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Agent may reasonably request; provided, however, that each such date referred to in (i) and (ii) above may be a date within three (3) Business Days of such event or such later date as may be mutually agreed upon by the Company and the Agent, the Forward Seller and the Forward Purchaser, in each case so long as no Shares are to be offered or sold until such date or such later date, as applicable (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a certificate dated and delivered on the date of such Representation Date, in a form reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, to the effect that the statements contained in the certificate referred to in this Section 4(k) and Section 6(d) of this Agreement which were last furnished to the Agent, the Forward Seller and the Forward Purchaser are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) and the requirements of Section 4(l) through 4(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent or the Forward Seller to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date), provided that no Shares are to be offered or sold until all deliverables required pursuant to this Section 4 and Section 6 are made.

(l) At each Representation Date, the Company shall furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser and to counsel to the Agent, the Forward Seller and the Forward Purchaser written opinions and letters of Skadden, Arps, Slate, Meagher & Flom LLP and DLA Piper LLP (US), Baltimore, Maryland, counsels to the Company (the “Company Counsels”) or such other counsel reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, each dated and delivered on such Representation Date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the opinions and letters referred to in Section 6(b)(i) and (ii) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, Jones Day, counsel to the Agent, the Forward Seller and the Forward Purchaser, shall deliver a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) (i) At each Representation Date, the Company shall cause Deloitte & Touche LLP or other independent accountants reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser forthwith, to furnish the Agent, the Forward Seller and the Forward Purchaser a letter, dated on such Representation Date, in form satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. (ii) At each Representation Date, until the Company and the Operating Partnership shall have filed an Annual Report on Form 10-K for the year ending December 31, 2023, the Company shall cause Ernst & Young LLP forthwith to furnish the Agent, the Forward Seller and the Forward Purchaser a letter, dated on such Representation Date, in form satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) At each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agent, the Forward Seller or the Forward Purchaser, or their respective agents, from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and, upon reasonable notice, access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(p) At each Representation Date, the Company shall furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser forthwith a certificate substantially in the form of Annex II hereto dated and delivered the date of such Representation Date, in form satisfactory to the Agent, the Forward Seller and the Forward Purchaser to the effect that the statements contained in such certificate are true and correct at the time of such Representation Date, as though made at and as of such time.

(q) The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading in the Common Stock for their respective accounts and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Separate Distribution Agreement (including any terms agreement pursuant thereto).

(r) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold under this Agreement and under each Separate Distribution Agreement and the Net Proceeds to the Company with respect to sales of Shares pursuant to this Agreement and each Separate Distribution Agreement.

(s) If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent or the Forward Seller the right to refuse to purchase and pay for such Shares.

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder by an Agent acting as principal, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement, any Forward Contract and any Separate Distribution Agreement (and any Forward Contract in connection therewith). During any Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by the Agent, the Forward Seller or the Forward Purchaser under the Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance.

(v) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w) The Company shall cooperate with the Agent, the Forward Seller and the Forward Purchaser and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(x) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(y) The Company will promptly notify the Agent, the Forward Seller and any agent or forward seller under any Separate Distribution Agreement when the Maximum Program Amount has been sold pursuant to the Distribution Agreements.

(z) The Company will use commercially reasonable efforts to continue to qualify as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

(aa) The Company and the Operating Partnership each acknowledge and agree that the Agent, the Forward Seller and the Forward Purchaser have informed the Company that the Agent, the Forward Seller and the Forward Purchaser may purchase and sell shares of Common Stock for their own account while this Agreement (or any Separate Distribution Agreement) is in effect to the extent permitted under the Act and the Exchange Act; provided, however, that such trading does not violate any applicable laws, including applicable federal and state securities laws and all rules and regulations promulgated thereunder. The Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, the Forward Seller or the Forward Purchaser.

(bb) During any Forward Hedge Selling Period, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least three (3) Business Days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, partnership interest of the Operating Partnership, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Agent, the Forward Seller and the Forward Purchaser shall keep notices provided under this Section 4(bb) confidential.

(cc) In connection with entering into any Forward, neither the Company nor any of its affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

5. Payment of Expenses.

(a) The Company and the Operating Partnership agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, any Terms Agreement and the Master Forward Confirmation, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents relating to such registration and qualification and any memorandum prepared by such counsel with respect thereto, up to an aggregate of $10,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents (up to an aggregate of $10,000 relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of any transfer agent or register for the Shares and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b) If an aggregate number of shares having at least an aggregate offering price of $40,000,000 have not been offered and sold under the Distribution Agreements by a Determination Date, the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents, in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder of the Agent, the Forward Seller and the Forward Purchaser, incurred by them since the most recent Determination Date, or in the case of the first Determination Date, the date of this Agreement, in connection with the offering contemplated by the Distribution Agreements

(collectively, the “Expenses”); provided, however, that the Company shall not be required to reimburse the Agent, the Forward Seller and the Forward Purchaser or any Alternative Sales Agents pursuant to this Section 5(b) for their Expenses in excess of $200,000 in the aggregate. The Expenses shall be due and payable by the Company to the Agent, the Forward Seller, the Forward Purchaser and each Alternative Sales Agent within sixty (60) days of the applicable Determination Date. The Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents shall be solely responsible for allocating any fees received pursuant to this Section 5(b) among themselves. Except as expressly set forth in Section 5(a) or this Section 5(b), the Company shall not be responsible for any out-of-pocket or other expenses of the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Agent, the Forward Seller and the Forward Purchaser. The obligations of the Agent and the Forward Seller hereunder with respect to a Placement, the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Placement and the obligations of the Agent under any Term Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date of this Agreement or the Execution Time, as applicable, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company and the Operating Partnership of their obligations hereunder and (iii) the following additional conditions:

(a) The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to each Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) (i) The Company shall have requested and caused the Company Counsels to furnish to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(l) of this Agreement, such opinions and negative assurance letters (other than the Tax Opinions, which are addressed in clauses (ii) and (iii)), in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser, as applicable. (ii) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, or such other counsel reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, to furnish to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(l) of this Agreement, a REIT Opinion, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser. (iii) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP to furnish to the Agent, the Forward Seller and the Forward Purchaser, only on the date of this Agreement, a Tax Disclosure Opinion, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, addressed to the Agent, the Forward Seller and the Forward Purchaser.

(c) The Agent, the Forward Seller and the Forward Purchaser shall have received from Jones Day, counsel for the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agent, the Forward Seller and the Forward Purchaser may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished or caused to be furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(k) of this Agreement, a certificate of the Company and the Operating Partnership, signed by the Chief Executive Officer or President and the principal financial or accounting officer of the Company and the general partner of the Operating Partnership, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of such date except those related to a specific date with the same effect as if made on such date and each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge or the Operating Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package.

(e) The Company shall have requested and caused Deloitte & Touche LLP and Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, to the extent applicable, to have furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(n) hereof and to the extent requested by the Agent, the Forward Seller and the Forward Purchaser in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Agent, the Forward Seller and the Forward Purchaser),

dated as of such date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) The Company shall have furnished or caused to be furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(p) of this Agreement, a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated as of such date, substantially in the form of Annex II hereto.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any material and adverse change, or development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, in the sole judgment of the Agent, the Forward Seller or the Forward Purchaser, makes it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Intentionally omitted.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Shares shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE, and satisfactory evidence of such actions shall have been provided to the Agent, the Forward Seller and the Forward Purchaser.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agent, the Forward Seller and the Forward Purchaser such further information, certificates and documents as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(l) All filings with the Commission required by Rule 424 under the Act to have been filed prior to the issuance of any Placement Notice hereunder or the date of any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to the Distribution Agreements and (iii) the aggregate amount sold under any Terms Agreements (including under any terms agreements under any Separate Distribution Agreements) would exceed the Maximum Program Amount.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agent, the Forward Seller and the Forward Purchaser and counsel for the Agent, the Forward Seller and the Forward Purchaser, this Agreement and all obligations of the Agent, the Forward Seller and the Forward Purchaser hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Agent, the Forward Seller and the Forward Purchaser solely with respect to the Agent, the Forward Seller or the Forward Purchaser and the Agent’s, the Forward Seller’s or the Forward Purchaser’s obligations. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Indemnification and Contribution.

(a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser, the directors, officers, employees, affiliates and agents of the Agent, the Forward Seller and the Forward Purchaser and each person who controls any of the Agent, the Forward Seller or the Forward Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company or the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent, the Forward Seller and the Forward Purchaser specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the information identified in the last sentence of Section 7(b). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership may otherwise have.

(b) The Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, agree to indemnify and hold harmless the Company, the Operating Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Agent, the Forward Seller and the Forward Purchaser, but only with reference to written information relating to the Agent, the Forward Seller and the Forward Purchaser furnished to the Company by the Agent, the Forward Seller and the Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Agent, the Forward Seller or the Forward Purchaser may otherwise have. Each of the Company and the Operating Partnership acknowledges that the legal and marketing names and contact information of the Agent, the Forward Seller and the Forward Purchaser in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Agent, the Forward Seller and the Forward Purchaser for inclusion in the Registration Statement, the Disclosure Package, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Except as expressly provided in this Section 7, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (2) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership, jointly and severally, and the Agent, the Forward Seller or the Forward Purchaser, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the same) (collectively, the “Losses”) to which the Company, the Operating Partnership and the Agent, the Forward Seller or the Forward Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Agent, the Forward Seller or the Forward Purchaser on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating

Partnership, jointly and severally, and the Agent, the Forward Seller or the Forward Purchaser, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, shall be deemed to be in the same proportions as (a) in the case of the Company and the Operating Partnership, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agent, the total commissions received by the Agent bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the product of (x) the aggregate Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred), (y) the Actual Sold Forward Amount, and (z) the Initial Forward Price (the “Net Spread”) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership, on the one hand, or the Agent, the Forward Seller and the Forward Purchaser, on the other, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation (even if the Agent, the Forward Seller and the Forward Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding the foregoing provisions of this Section 7, (i) neither the Agent nor the Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which the Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the Net Spread for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any person who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of either the Act or the Exchange Act, and any affiliates, officers, directors, partners, employees or agents thereof, will have the same rights to contribution as the Agent, the Forward Seller or the Forward Purchaser, as applicable, and any person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent or the Forward Seller, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale through the Agent or the Forward Seller, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agent, the Forward Seller and the Forward Purchaser, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement solely with respect to itself, by notice to the Company at any time. Any such termination shall have no effect on the obligations of any other party under this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to this Section 8, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to the Distribution Agreements and any Terms Agreements (including under any term agreements under any Separate Distribution Agreements) equals the Maximum Program Amount, provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 3(g) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9, 10, 12 and 14 shall remain in full force and effect.

(e) Any termination of this Agreement (other than pursuant to Section 8(c)) shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, Forward Seller, Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle on the Issuance Settlement Date. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

(f) In the case of any purchase of Shares by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto)

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or of the Operating Partnership and of the Agent, the Forward Seller and the Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agent, the Forward Seller and the Forward Purchaser or the Company or the Operating Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares and the settlement of any Forwards.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed or delivered:

(a) if to the Agent or the Forward Seller, to [•], with a copy to Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki.

(b) if to the Forward Purchaser, to [•], with a copy to Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki.

(c) if sent to the Company or the Operating Partnership, will be mailed to Apartment Income REIT Corp., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237 or telefaxed to [•], Attention: [•], with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michelle Gasaway (facsimile (213) 621-5122).

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees or agents, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser (and any affiliate through which the Agent, the Forward Seller or the Forward Purchaser may be acting), on the other, (b) the Agent, the Forward Seller and the Forward Purchaser are acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, irrespective of whether or not the Agent, the Forward Seller or the Forward Purchaser has advised or is advising the Company on other matters, and none of the Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, (d) none of the Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Agent, the Forward Seller and the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Sales Price of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Agent, the Forward Seller or the Forward Purchaser, (g) it waives, to the fullest extent permitted by law, any claims it may have against the Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and the Master Forward Confirmation and agrees that none of the Agent, the Forward Seller or the Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (h) the Company’s engagement of the Agent and the Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Agent, the Forward Seller or the Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, as applicable, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser, or any of them, with respect to the subject matter hereof. None of this Agreement, any Terms Agreement or any term hereof or thereof may be amended except pursuant to a written instrument executed by the Company and the Agent, the Forward Seller and the Forward Purchaser. In the event that any one or more of the provisions contained herein or in any Terms Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein or in the relevant Terms Agreement shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein or therein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof or thereof shall be in accordance with the intent of the parties as reflected in this Agreement and in any Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. THE COMPANY, THE OPERATING PARTNERSHIP, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FORWARD CONTRACTS, ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17. Counterparts. This Agreement, any Forward Contract and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(b) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” shall mean the Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 8.

“Determination Date” shall mean the eighteen-month anniversary of the date of this Agreement and each eighteen-month anniversary thereafter.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow and sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit C and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 3(c) hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 6 or Section 8 hereof and as set forth in Sections 3(b) and 3(v) hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Separate Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Forward Settlement Shares” means any shares of Common Stock issued by the Company pursuant to the Company’s election (or deemed election) of “net share” settlement or “physical” settlement of any Forward Contract.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuance” means each occasion the Company elects to exercise its right to enter into a Terms Agreement or deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Placement Notice, requires the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance, which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of the Issuance Shares to be sold by the Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice or Terms Agreement, the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Issuance Shares are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Separate Distribution Agreements.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit D, dated as of the date hereof, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Program Amount” shall mean Shares with an aggregate gross sales price of $500,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Operating Partnership” shall mean Apartment Income REIT, L.P., a Delaware limited partnership.

“Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Company or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) as of the date of this Agreement.

“Registration Statement” shall mean the registration statement referred to in Section 2(b) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Opinion” shall mean an opinion concluding that commencing with the Company’s initial taxable year ended December 31, 2020, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation through the date thereof has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT under the Code.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by the Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to the Distribution Agreements shall not exceed the Maximum Program Amount. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Separate Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Agent shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” shall have the meaning set forth in Section 1 hereof, provided, however, that where the context requires, the term “Shares” as used herein shall include the definition of the same under the Separate Distribution Agreements.

“Tax Disclosure Opinion” shall mean an opinion concluding that although the discussion set forth in the Base Prospectus under the caption “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations of the acquisition, ownership, and disposition of the Common Stock, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Common Stock by a holder who acquires such Common Stock, subject to the qualifications set forth therein.

“Tax Opinions” shall mean any REIT Opinion and the Tax Disclosure Opinion.

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Section 3(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser.

Very truly yours,

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

APARTMENT INCOME REIT, L.P.

By: AIR-GP, Inc., its general partner

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

[•]

By:

Name:
Title:

[•]

By:

Name:
Title:

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None.]

Schedule I-1

ANNEX I

[Form of Terms Agreement]

Apartment Income REIT Corp.

Class A Common Stock,

par value $0.01 per share

TERMS AGREEMENT

________, 20__

[•]

Dear Sirs:

Apartment Income REIT Corp. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 6, 2022 (the “Equity Distribution Agreement”), among the Company, Apartment Income REIT, L.P., a Delaware limited partnership, [•], as Agent and Forward Seller, and [•], as Forward Purchaser, to issue and sell to [•] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [•] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [To be included if parties agree on an option to cover over-allotments]

[•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [•] to the Company for the Purchased Shares. This option may be exercised by [•] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day (as defined in the Equity Distribution Agreement) after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [To be included if parties agree on an option to cover over-allotments]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and

Annex I-1

warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [To be included if parties agree on an option to cover over-allotments], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [To be included if parties agree on an option to cover over-allotments] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [To be included if parties agree on an option to cover over-allotments], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to [•] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto. Nothing contained in this Terms Agreement or in the Equity Distribution Agreement shall prohibit the Company from entering into a Terms Agreement or similar agreement with respect to the offering, issuance and sale of any securities of the Company with any other institution and the offering, issuance and sale of such securities at any time pursuant to the terms of such agreement.

Annex I-2

If the foregoing is in accordance with your understanding, please sign in the space provided below, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[AGENT]

By:

Name:
Title:

Annex I-3

Title of Purchased Shares [and Additional Shares]:
Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [•]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Lock-up:

Documents to be Delivered:

[The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Agent shall reasonably request.]

Annex I-4

ANNEX II

[Form of CFO Certificate]

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 20[•]

The undersigned, Paul L. Beldin, the Executive Vice President, Chief Financial Officer of Apartment Income REIT Corp., a Maryland corporation (the “Company”), pursuant to Section 6(f) of the equity distribution agreements, each dated as of May 6, 2022, listed on Schedule I hereto (collectively, the “Equity Distribution Agreements”), hereby certifies that he is authorized to execute this chief financial officer’s certificate (this “Certificate”) in the name and on behalf of the Company.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreements.

The undersigned also hereby certifies, in his capacity as Executive Vice President, Chief Financial Officer of the Company, as follows:

1. I am familiar with the accounting, operations and records systems of the Company, the Operating Partnership and their consolidated subsidiaries.

2. I have overseen the preparation of the financial and other information circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement, the Disclosure Package and the Prospectus.

3. In connection with the preparation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of the Covered Information.

4. The Covered Information has been derived from the accounting books or business records of the Company and the Operating Partnership. To my knowledge, the Covered Information fairly and accurately states, in all material respects, the information presented in such accounting books and business records.

This Certificate is being furnished to each of the Agents, the Forward Sellers and the Forward Purchasers to assist them in conducting their investigation of the Company in connection with the offering of the Shares. Jones Day, counsel to each of the Agents, the Forward Sellers and the Forward Purchasers, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, are entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(c) and 6(b), respectively, of the Equity Distribution Agreements.

Annex II-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company as of the date first written above.

By:
Name: Paul L. Beldin
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]

Schedule I

Equity Distribution Agreements

1.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, Citigroup Global Markets Inc., as sales agent and forward seller, and Citibank, N.A., as forward purchaser

2.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, BofA Securities, Inc., as sales agent and forward seller, and Bank of America, N.A., as forward purchaser

3.	Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership and Evercore Group L.L.C., as sales agent

4.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, J.P. Morgan Securities LLC, as sales agent and forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser

5.	Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC, as sales agent, forward seller and forward purchaser

6.	Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership and Regions Securities LLC, as sales agent, forward seller and forward purchaser

7.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, Scotia Capital (USA) Inc., as sales agent and forward seller, and The Bank of Nova Scotia, as forward purchaser

8.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, TD Securities (USA) LLC, as sales agent and forward seller, and The Toronto-Dominion Bank, as forward purchaser

9.

Equity Distribution Agreement, dated as of May 6, 2022, by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC, as sales agent and forward seller, and Wells Fargo Bank, National Association, as forward purchaser

Annex II-1

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[•]

Cc:	[•]

To:	[•]

Subject:	Equity Distribution-Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among Apartment Income REIT Corp. (the “Company”), Apartment Income REIT, L.P., a Delaware limited partnership (the “Operating Partnership”), [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Agent” and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of May 6, 2022 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Operating Partnership contained in the Equity Distribution Agreement [and any Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$ [•]

First Date of [Issuance] [Forward Hedge] Selling Period:	[•]

Maximum Number of Shares to be Sold:	[•]

[Issuance] [Forward Hedge] Amount:	$ [•]

Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$ [•] per share

[Forward Hedge Selling Commission Rate]:	[•]%

[Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share]	[•]

Exhibit A-1

Forward Price Reduction Date	Forward Price Reduction Amounts
[•]	$[•]
[•]	$[•]
[•]	$[•]
[•]	$[•]

Spread:	[•] basis points

Initial Stock Loan Rate:	[•] basis points

Maximum Stock Loan Rate:	[•] basis points

Regular Dividend Amounts Per Calendar Quarter:	$[•]

Maturity Date:	[•]

Minimum Price Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period:	$[•] per share

Exhibit A-2

EXHIBIT B

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

Apartment Income REIT Corp.:

Terry Considine

Paul Beldin

Lisa Cohn

Matt O’Grady

[AGENT][and [FORWARD SELLER]]

[●]

[FORWARD PURCHASER]

[●]

Exhibit B-1

EXHIBIT C

COMPENSATION

The Agent shall be paid compensation up to 2.0% of the Sales Price of Issuance Shares sold pursuant to the terms of this Agreement.

The Forward Seller shall be paid compensation up to 2.0% of the Sales Price of Forward Hedge Shares sold pursuant to the terms of this Agreement.

Exhibit C-1

EXHIBIT D

FORM OF MASTER FORWARD CONFIRMATION

(See attached.)

Exhibit D-1

FORM OF MASTER FORWARD CONFIRMATION

To:	Apartment Income REIT Corp. (“Party B”) [Insert Company Address]

From:	[Insert Dealer Name] (“Party A”) [Insert Dealer Address]

Re:	Master Confirmation for Issuer Share Forward Sale Transactions

Date:	May [ ], 2022

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [INSERT DEALER NAME] (“Party A”) [, represented by [INSERT AGENT NAME] as its agent (“Agent”),] and Apartment Income REIT Corp., a Maryland Corporation (“Party B”), in accordance with the terms of the Equity Distribution Agreement (the “Distribution Agreement”), dated as of May [    ], 2022, among Party A, Party B, Apartment Income REIT, L.P., a Delaware limited partnership (the “Operating Partnership”), and the other parties thereto. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if Party A and Party B had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law as the governing law and US Dollars (“USD”) as the Termination Currency, and (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “second”. All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Party A and Party B as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.

The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Party A or any of its Affiliates and Party B or any confirmation or other agreement between Party A or any of its Affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its Affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or any of its Affiliates and Party B are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be subject to Section 8(j) below, the last Trading Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Party A.

Buyer:	Party A

Seller:	Party B

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Placement Notice as amended by any corresponding Acceptance (each such term as defined in the Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	Shares of Class A Common Stock, par value USD0.01 per share, of Party B (Ticker: “AIRC”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement) for the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction; provided that the Number of Shares is subject to reduction as provided in Section 3 below (the “Initial Number of Shares”).

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

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Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period and through the Effective Date the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).

Forward Price:	For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Daily Rate:	For any day, the Variable Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Variable Rate:	For any day, the rate set forth opposite the caption “Overnight Bank Funding Rate” for such day on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the Variable Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the effective Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Placement Notice for such Transaction.

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Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Party A based on the completion of the unwinding of its commercially reasonable hedge position. Party A shall notify Party B in writing that such last Unwind Date has so occurred before the next following Scheduled Trading Day.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Party A (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:	If Cash Settlement is applicable with respect to any Settlement of any Transaction and any Unwind Date during an Unwind Period is a Disrupted Day, then the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Unwind Date during such Unwind Period shall be adjusted in good faith and in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.
Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the

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Unwind Period” after the word “material, ” in the third line thereof. Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Party B may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 50th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Party A (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Party B may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

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(ii) Party B may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Party B represents and warrants to Party A in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Party B is not aware of any material nonpublic information concerning itself or the Shares, (B) Party B is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Party B is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Party B would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Party B’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Party A until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Party A were Party B or an affiliated purchaser of Party B, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

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(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the third paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 33% of the Initial Forward Price for such Transaction.

Electing Party:	Party B

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Party A shall pay to Party B an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Party B shall deliver to Party A such Settlement Shares. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

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Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Party B shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Party A, and if such Net Share Settlement Amount is less than zero, Party A shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Party B, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each such Unwind Date in connection with unwinding Party A’s commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus commercially reasonable commissions not to exceed USD0.02 per Share.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Party A (or its agent or affiliate) during the Unwind Period in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares

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purchased by Party A or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus commercially reasonable commissions not to exceed USD0.02 per Share.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “AIRC <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Party B could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Party A (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Party A in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Party A concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Party A) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Party A may (but shall not be required to) notify Party B in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Party A shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Party A may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under any Transaction.

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Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Party A is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period of such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Placement Notice as amended by any corresponding Acceptance (each such term as defined in the Distribution Agreement) for such Transaction and for such calendar quarter (or, if no such amount is specified, an amount determined by Party A in good faith), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

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Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction and (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) ” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the Illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Party A is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

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Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Party A

Determining Party:	For all applicable Extraordinary Events, Party A

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position exists, Party A (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

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If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Party A may in its sole discretion permit Party B to elect Cash Settlement or Net Share Settlement in respect of such Transaction.

If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Party B in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Party A may in its sole discretion elect that the Settlement Method elected by Party B for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

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Hedging Event:	In respect of any Transaction, the occurrence of any of the following on or following the first Trading Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement) : (i) (x) A Loss of Stock Borrow in connection with which Party B does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Party B does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Party A has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Party A may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Party A under any Transaction, in whole or in part, to an affiliate of Party A without the consent of Party B; provided that (i) the creditworthiness of such affiliate is not, taking into account any guarantees or other credit support provided for the obligations of such affiliate, materially weaker than Party A’s creditworthiness at such time, (ii) Party B will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement nor (2) receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment, (iii) each of Party A and such transferee is a “dealer” within the meaning of section 1.1001-4(b)(1) of the U.S. Treasury Regulations and such transfer and assignment does not cause a material adverse tax consequence to Party B and (iv) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment.

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Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

Calculation Agent:	Party A; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Party B, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Party B by e-mail to the e-mail address provided by Party B in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Party A shall not be required to disclose any proprietary or confidential models of Party A or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Party B Payment Instructions:	To be provided by Party B

Party A Payment Instructions:	To be provided by Party A

The Office of Party B for the Transaction is:	Inapplicable, Party B is not a Multibranch Party

The Office of Party A for the Transaction is:	[•]

Party B’s Contact Details for Purpose of Giving Notice:	To be provided by Party B

Party A’s Contact Details for Purpose of Giving Notice:	[•]

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3. Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Party A) of the following conditions:

(a) the representations and warranties of Party B and the Operating Partnership contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Party B or the Operating Partnership, shall be true and correct on such Effective Date as if made as of such Effective Date;

(b) each of Party B and the Operating Partnership shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date;

(c) all of the conditions set forth in Section 6 of the Distribution Agreement shall have been satisfied;

(d) the effective date of the Placement Notice (as defined in the Distribution Agreement) (as amended by the corresponding Acceptance (as defined in the Distribution Agreement), if applicable) (such date, the “Placement Date”) shall have occurred as provided in the Distribution Agreement;

(e) all of the representations and warranties of Party B hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date; and

(f) Party B shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Distribution Agreement) in connection with Party A establishing its commercially reasonable hedge position, Party A, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Party A’s sole judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Party A is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of the date of each “Placement Date” (as defined in the Distribution Agreement), Trade Date and Forward Hedge Settlement Date (as defined in the Distribution Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15) (ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Party B. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to Party A, and agrees with Party A, as of the date hereof and as of the date of each Placement Notice, Trade Date and Forward Hedge Settlement Date, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Party A is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity(or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus(ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

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(c) it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than [ ]%1 of the number of then-outstanding Shares and it will notify Party A immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) ;

(f) to its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares; provided that Party B makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Party A;

(g) as of any Trade Date and as of the date of any payment or delivery by Party B or Party A hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Party A or its associated persons;

(j) ownership positions held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “ownership” by Party A, and Party A shall not be deemed or treated as “beneficially owning” such positions for purposes of Party B’s Amended and Restated Charter, as supplemented;

(k) none of it or its affiliates have applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law, including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) would preclude or limit, as a condition to such Financial Assistance or otherwise, Party B’s ability to enter into, exercise its rights or perform its obligations under any Transaction (including in connection with any Cash Settlement or Net Share Settlement) or (ii) for which the terms of any Transaction would cause Party B to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and it acknowledges that entering into a Transaction may limit its ability to receive any such Financial Assistance; and

(l) IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

[1]	[Dealers to specify]

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6. Additional Covenants of Party B.

(a) Party B acknowledges and agrees that any Shares delivered by Party B to Party A on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Party B represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b) Party B agrees that Party B shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Party B acknowledges that it has no right to, and agrees that it will not seek to, control or influence Party A’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Party A’s decision to enter into any hedging transactions.

(c) Party B acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Party B or any officer, director, manager or similar person of Party B is aware of any material non-public information regarding Party B or the Shares.

(d) Party B shall promptly provide notice thereof to Party A (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Party B is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Party B nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Party B. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Party A, Party B will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Party B will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Party B shall: (i) prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Party A of such public announcement; (ii) promptly notify Party A following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of

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the regular trading session on the Exchange) provide Party A with written notice specifying (A) Party B’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Party A or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Party B to Party A that such information is true and correct. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Party B acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Party B acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Party B of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h) Party B shall promptly execute any Supplemental Confirmation delivered to Party B by Party A.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Party B as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Party B and Party A hereunder (except for any liability as a result of breach of any of the representations or warranties provided by Party B in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Party B or Party A, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Party B under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Party A acknowledges and agrees that Party B’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation not any Supplemental Confirmations are not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.

(b) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Party A pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

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(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(c) Notwithstanding any other provision of the Agreement, this Master Confirmation nor any Supplemental Confirmation, in no event will Party B be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Party B represents and warrants to Party A (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Party B shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Party B shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Party B or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Party B additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Party B shall promptly notify Party A of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Party B shall not, until Party B’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Party A as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Party B’s obligations to Party A under the Transactions.

(d) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(e) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f) [Notwithstanding any provisions of the Agreement, all communications relating to any Transaction or the Agreement shall be transmitted exclusively through Party A at [•].]

(g) Party B acknowledges that:

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(i) during the term of any Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;

(ii) Party A and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;

(iv) any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Party B; and

(v) each Transaction is a derivatives transaction; Party A may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Party B under the terms of any Transaction.

(h) Party A represents and warrants to and agrees with Party B, assuming the accuracy and completeness of the representations of Party B hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Party B hereunder, that (i) based upon advice of counsel, Party A (A) does not know of the existence as of the date hereof of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Party A’s business does not know as of the date hereof of any event or circumstance that will cause the occurrence of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction; (ii) Party A will not knowingly cause the occurrence of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

(i) Party A represents and warrants to Party B, as of each Trade Date hereunder (without giving effect to Section 10 hereof and based on the number of Shares specified by Party B, in the most recent Placement Notice provided to Party A, as one Share less than the number of Shares that would result in an Excess Ownership Position), that were Party A to receive, on such Trade Date, a number of Shares equal to the Capped Number of all Transaction then outstanding upon full Physical Settlement of all such Transactions, then an Excess Charter Ownership Position would not occur on such Trade Date.

(j) Party B and Party A agree that, upon the delivery of any Placement Notice (as such term is defined in the Distribution Agreement) relating to a Forward (as such term is defined in the Distribution Agreement) by Party B, in respect of the Transaction to which such Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Party A’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Party A designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than a Bankruptcy Termination Event, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Effectiveness” in Section 3 above, be deemed to be immediately effective.

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9. Indemnification. Party B agrees to indemnify and hold harmless Party A, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Party A and each such person being an “Indemnified Party”) from and against any and all losses(excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Party B in this Master Confirmation, any Supplemental Confirmation or the Agreement. Party B will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s willful misconduct, gross negligence or bad faith in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Party B. Party B also agrees that no Indemnified Party shall have any liability to Party B or any person asserting claims on behalf of or in right of Party B in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Party B result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Party A. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of any Transaction.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Party A be entitled to receive, or be deemed to receive, Shares to the extent that, (i) upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Party A, any other person that would have beneficial ownership of such Shares (any such person, an “Additional Owner, ” which shall include without limitation any of Party A’s affiliates’ business units subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act), or any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Party A or any Additional Owner is a member (any such group, a “Party A Group”), would be equal to or greater than 4.5% of the outstanding Shares (such condition, an “Excess Ownership Position”), (ii) the receipt of such Shares would result in a violation of any restriction on ownership and transfer set forth in Section 3.4 of Party B’s Amended and Restated Charter, as supplemented, taking into account any waivers that are then in effect (such condition, the “Excess Charter Ownership Position”) or (iii) upon such receipt of such Shares, Party A, any Party A Group or any Additional Owner(any of Party A, any Party A Group or any Additional Owner, a “Party A Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Party A Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Party B) or any contract or agreement to which Party B is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, (i) Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would

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not result in (x) any Party A Person directly or indirectly so beneficially owning in excess of [ ]2% of the outstanding Shares or (y) the occurrence of an Excess Charter Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Party A shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Party B makes such delivery. Upon request of Party A, Party B shall promptly confirm to Party A the number of Shares then outstanding and Party A shall then promptly advise Party B with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Party B to notify Party A of the number of Shares then outstanding nor a failure of Party A to advise Party B with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Party B to Party A that Party A was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Party B hereunder and Party A shall promptly return such Shares to Party B, pending which Party A shall be deemed to hold any such Shares solely as custodian for the benefit of Party B.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, either party and each of their respective employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Party A and its affiliates to Party B relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Party A or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Party A does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Party B.

12. Restricted Shares. If Party B is unable to comply with the covenant of Party B contained in Section 6 above or Party A otherwise determines in its reasonable opinion that any Shares to be delivered to Party A by Party B under any Transaction may not be freely returned by Party A to securities lenders as described in the covenant of Party B contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Party A

13. Use of Shares. Party A acknowledges and agrees that, except in the case of a Private Placement Settlement, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Party A in connection with its hedging activities related to exposure under such Transaction or otherwise in compliance with applicable law.

14. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Party A shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Party A’s control.

15. Governing Law. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

16. Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

[2]	[Dealers to specify]

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17. Staggered Settlement. Notwithstanding anything to the contrary herein, Party A may, by prior notice to Party B, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18. WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF PARTY A AND PARTY B HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF PARTY A, PARTY B OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19. Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

20. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Party B to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the Trade Date.

22. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23. Ownership Limit. Party B represents that, as a result of the limitations set forth in Section 10(ii) above, Party A, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Underwriting Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation, any Supplemental Confirmation and the Distribution Agreement, either individually or collectively with any other Forward Purchasers or Forward Sellers, will not be in violation of the ownership limitations set forth in Section 3.4 of Party B’s Amended and Restated Charter, as supplemented.

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24. Other Forwards. Party B agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period (as defined in the Distribution Agreement) at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Party A (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Party B directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Party B enters into with any financial institution other than Party A, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period.

25. [Matters Relating to Agent. Agent is acting as agent for Party A in connection with this Master Confirmation, any Supplemental Confirmation and the Agreement. As such all delivery of funds, assets, notices, demands and communications of any kind relating to this Master Confirmation, any Supplemental Confirmation or the Agreement and any Transaction between Party A and Party B shall be transmitted exclusively through Agent. Agent has no obligation by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either Party A or Party B under this Master Confirmation, any Supplemental Confirmation or the Agreement.]3

26. Tax Matters.

(a) For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations: [4]

A.	[•]

(ii)	Party B makes the following representations:

[3]	[Dealer-specific language to be inserted as applicable]
[4]	[Appropriate tax representations to be used for each dealer based on its tax status.]

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A.	It is a “U.S. person” (as that term is used in Treasury Regulation section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

B.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation section 1.6049-4(c)(1)(ii)(J).

(b) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(c) 871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) and the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction.

(d) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, and Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-[9]5 or any successor thereto (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, each of Party B and Party A shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.

(e) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

27. [U.S. Resolution Stay. [Applicable language to be inserted with respect to Dealer.]]

[5]	[Appropriate form to be used for each dealer based on its tax status.]

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Party B hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[[INSERT DEALER NAME].

By:
Authorized Representative]

[[INSERT AGENT NAME] as agent for [INSERT DEALER NAME]

By:
Authorized Representative]

[Signature Page to Forward Master Confirmation]

Agreed and accepted by:

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Apartment Income REIT Corp. (“Party B”)
From:	[INSERT DEALER NAME] (“Party A”)
Re:	Issuer Share Forward Sale Transactions
Date:	[___________]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [INSERT DEALER NAME] (“Party A”) and Apartment Income REIT Corp. (“Party B”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

(1)

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [DATE] (the “Master Confirmation”) between Party A and Party B, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

(2)	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______]

Effective Date:	[_______]

Number of Shares:	[_______]

Maturity Date:	[_______]

Initial Forward Price:	USD [____]

Threshold Price:	USD [____]

Volume-Weighted Hedge Price:	[_______]

Spread:	[_.__]% per annum

Initial Stock Loan Rate:	[_______]

Maximum Stock Loan Rate:	[_______]

Party B hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[[INSERT DEALER NAME]

By:
Authorized Representative]

[[INSERT AGENT NAME] as agent for [INSERT DEALER NAME]

By:
Authorized Representative]

Agreed and accepted by:

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[_______]	USD[_______]
[_______]	USD[_______]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter:	USD[_______]

ANNEX B

PRIVATE PLACEMENT PROCEDURES

If Party B delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Party A (or any affiliate of Party A designated by Party A) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Party A and any potential purchaser of any such shares from Party A (or any affiliate of Party A designated by Party A) identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them) ; provided that prior to receiving or being granted access to any such information, Party A, such affiliate of Party A or such potential purchaser, as the case may be, may be required by Party B to enter into a customary nondisclosure agreement with Party B in respect of any such due diligence investigation.

(c) as of the date of delivery, Party B shall enter into an agreement (a “Private Placement Agreement”) with Party A (or any affiliate of Party A designated by Party A) in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Party A, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Party A and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Party B of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Party A, and shall contain representations, warranties, covenants and agreements of Party B reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), Party B shall, if so requested by Party A, prepare, in cooperation with Party A, a private placement memorandum in form and substance reasonably satisfactory to Party A.

In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Party B delivers any Unregistered Settlement Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).